                                                                  Exhibit 10.20

                              Final Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "AGREEMENT") is entered into as of July
__, 2007 by and between Scope Metals Trading & Technical Services Limited, an
Israeli corporation (the "COMPANY"), (Company No. 520037425), and FIMSCO,
Limited Partnership, an Israeli limited liability partnership, (the "INVESTOR").
Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in that certain Share Purchase Agreement between the Company and the Investor dated March 14, 2006, as amended, modified and/or supplemented from time to time, (the "SPA").

                                    RECITALS:

     In the SPA, approved by the Company's Audit Committee, Board of Directors
and General Meeting of Shareholders prior to the consummation of the transactions contemplated in the therein, the Company undertook that if at any time following the Closing, the Company shall register its shares on any stock exchange other than the TASE, and the applicable laws and regulations relating to the sale of shares on such stock exchange require shares to be registered prior to their sale, the Company would grant the Investor such registration rights as are customary in registration rights agreements.

     Accordingly, in anticipation of the consummation of an initial public offering of the Company's shares on The Nasdaq Global Market (the "IPO"), in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "APPROVED UNDERWRITER" shall have the meaning set forth in Section 2.

          "DEMAND REGISTRATION" shall have the meaning set forth in Section 2.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "FIMI OPPORTUNITY I FUND" shall mean FIMI Opportunity Fund, L.P., a limited partnership formed under the laws of the State of Delaware and FIMI
Israel Opportunity Fund, Limited Partnership, a limited partnership formed under the laws of the State of Israel.

          "FIMI OPPORTUNITY II FUND" shall mean FIMI Opportunity Fund II, L.P., a limited partnership formed under the laws of the State of Delaware and FIMI
Israel

Opportunity Fund II, Limited Partnership, a limited partnership formed under the laws of the State of Israel.

          "FORM F-3" shall mean Form F-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "FORM F-3 REGISTRATION" shall have the meaning set forth in Section 4.

          "HOLDER" shall mean the Investor or any of its Permitted Transferees holding Registrable Securities, and any subsequent holder of outstanding
Registrable Securities received from the Investor or such Permitted Transferee and to whom registration rights have been assigned by the Investor in accordance herewith.

          "INCIDENTAL REGISTRATION" shall have the meaning set forth in Section
3.

          "INITIATING HOLDERS" shall mean Holders holding in the aggregate no less than 50% of the Registrable Securities held at such time by the Holders.

          "INVESTOR" shall mean FIMSCO, Limited Partnership, an Israeli limited liability partnership established by the entities comprising FIMI Opportunity I
Fund and FIMI Opportunity 11 Fund.

          "ORDINARY SHARES" shall mean Ordinary Shares NIS 1.00 par value each of the Company.

          "PERMITTED TRANSFEREE" shall mean (i) FIMI Opportunity I Fund, FIMI
Opportunity II Fund, or (ii) any affiliated fund of FIMI Opportunity I Fund and/or FIMI Opportunity II Fund managed by the same management company or by an affiliate of FIMI Opportunity I Fund, FIMI Opportunity II Fund, or (iii) the
investors of FIMSCO, Limited Partnership, FIMI Opportunity I Fund or FIMI
Opportunity II Fund, or (iv) an entity controlled by, controlling, or under common control with FIMSCO, Limited Partnership or any of the entities set forth in (i)-(iii).

          "REGISTER", "REGISTERED" and "REGISTRATION" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration
Statement by the SEC.

          "REGISTRATION EXPENSES" shall have the meaning set forth in Section 8.

          "REGISTRABLE SECURITIES" shall mean (i) any Ordinary Shares of the
Company held now or in the future by a Holder and (ii) any Ordinary Shares of the

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Company issuable upon exercise of any warrant, option or other right of the
Holder. Notwithstanding the foregoing, Registrable Shares shall not include otherwise Registrable Shares (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii)
which could be disposed of, under applicable law, within six (6) months without registration, pursuant to Rule 144 of the Securities Act.

          "REGISTRATION STATEMENT" shall mean any registration statement of the
Company in compliance with the Securities Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

     2. Demand Registration.

          (a) Request for Demand Registration. At any time following the IPO, the Initiating Holder shall be entitled to request in writing that the Company use its commercially reasonable best efforts to effect the registration under the Securities Act of all or part of the Registrable Securities of the
Initiating Holder and other Holders wishing to participate, in accordance with this Section 2 (each, a "DEMAND REGISTRATION"). Any such request for a Demand
Registration shall specify the amount of Registrable Securities proposed to be sold and the intended method of disposition thereof and must request the registration of Registrable Securities with an aggregate market value at the time of the Initiating Holder's request of at least five million United States dollars ($5,000,000). Upon receiving a request for a Demand Registration, the
Company will, as provided in this Section 2, use its commercially reasonable best efforts to effect the registration under the Securities Act of the
Registrable Securities which the Company has been so requested by the Initiating
Holder to register; provided, however, that the Company shall not be required to effect any registration under this Section 2 within a period of one hundred and eighty (180) days following the effective date of a previous registration.

          (b) Limitation on Demand Registrations. Notwithstanding anything to the contrary set forth in Section 2(a) but subject to Section 7, the Company shall not be obligated to file a Registration Statement with respect to more than one (1) Demand Registration under Section 2(a).

          (c) Effective Demand Registration. A registration shall not constitute a Demand Registration until the Registration Statement has become effective and remains continuously effective for the lesser of (i) the period during which all
Registrable Securities registered in the Demand Registration are sold and (ii)
one hundred and eighty (180) days; provided, however, that (1) a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange
Commission or

                                        3

other governmental agency or court for any reason not attributable to the
Holders and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Holders and (2) a registration shall constitute a
Demand Registration if the Registration Statement is abandoned by the Holders prior to the effective date for reasons other than a material adverse event affecting the Company.

          (d) Underwriting Procedures. If the Initiating Holder so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter(s)
(as defined herein) selected in accordance with Section 2(e). With respect to any firm commitment underwritten offering, the Company shall enter into a reasonable and customary underwriting agreement with the Approved Underwriter.
If the Approved Underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in such offering shall be allocated as follows: (i) first, the Initiating Holder and the other Holders shall be permitted to include all
Registrable Securities to be registered thereby; and (ii) second, the Company and any other shareholder exercising piggyback registration rights shall be allowed to include such amount of Ordinary Shares as the Approved Underwriter deems appropriate; provided, however, that the amount of Ordinary Shares to be sold by the Company and any other shareholders under clause (ii) and intended to be included in such offering shall be reduced in its entirety prior to any reduction of the number of Holders' Registrable Securities.

          (e) Selection of Underwriters. If any Demand Registration is in the
form of a firm commitment underwritten offering, the Initiating Holder shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriters of the offering (collectively, the "APPROVED
UNDERWRITER"); provided, however, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

     3. Incidental Registration. If the Company shall determine to register any
Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, for its own account or for the account of any shareholder (other than (i) a registration relating solely to the sale of securities to participants in a Company benefit plan in Form S-8 or any replacement, (ii) a registration relating to a corporate reorganization or other transaction described under Rule 145 of the Securities Act, or (iii) other transaction registrable on Form F-4 or a registration on any form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Holders shall be entitled to include
Registrable Securities in such registration (and related underwritten offering, if any) (each, an "INCIDENTAL REGISTRATION") on the following terms and conditions:

                                        4

          (a) The Company shall promptly give written notice of such determination to the Holders, and the Holders shall have the right to request, by written notice given to the Company within fourteen (14) days of the receipt by the Holders of such notice of determination, that a specific number of
Registrable Securities held by the Holders be included in such Registration
Statement;

          (c) If the proposed registration relates to a firm commitment underwritten offering, the notice called for by Section 3(a) shall specify the name of the managing underwriter for such offering and the number of securities to be registered for the account of the Company and for the account of any other shareholder of the Company;

          (d) If the proposed registration relates to a firm commitment underwritten offering, the Holders must (i) sell all or a portion of their
Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, customary indemnities, lock up agreements, underwriting agreements and other documents on the same basis as other similarly situated selling shareholders (or, if there are no other selling shareholders, as would be customary in a transaction of this type) required under the terms of such underwriting arrangements or by the SEC;

          (e) If the managing underwriter for the underwritten offering under the proposed registration to be made by the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, the Company or the selling shareholder exercising demand registration rights, as the case may be, shall be permitted to include all Ordinary Shares to be registered thereby; and (ii) second, the
Holders and any other selling shareholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities as the managing underwriter(s) deems appropriate (on a pro rata basis with one another but only to the extent that such pro rata basis applies to the number of
Ordinary Shares still retained at the time of such cutback);

          (f) Holders shall have the right to withdraw their Registrable
Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, they may only do so after the initial filing thereof during the time period and on the terms deemed appropriate by the underwriters for such underwritten offering; and

          (g) The Company shall have the right to terminate or withdraw any registration statement filing under this Section 3 prior to the effective date of such registration for any reason without liability to the Holders as a result thereof, whether or not the Holders elected to include such securities in such registration.

     4. Form F-3 Registration.

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          (a) At any time following the consummation of the IPO, the Initiating
Holder shall, subject to the provisions of this Section 4, be entitled to request that the Company effect a registration of the Initiating Holder's
Registrable Securities and the Registrable Securities of other Holders wishing to participate, comprising at least 100,000 Ordinary Shares, on Form F-3 as shall be specified in such request (a "FORM F-3 REGISTRATION").

          (b) As soon as practicable after receipt of any written request pursuant to Section 4(a), the Company shall use commercially reasonable best efforts to file a Form F-3 Registration Statement covering the Registrable
Securities and shall effect such registration as would permit or facilitate the sale and distribution of all or such portion of the Initiating Holder's and other participating Holders' Registrable Securities as are specified in such request.

          (c) At all times during which the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its commercially reasonable best efforts to make registrations on Form F-3 available for the sale of Registrable Securities.

          (d) If the Initiating Holder so elects, the offering of Registrable
Securities pursuant to a Form F-3 Registration shall involve a managing underwriter or underwriters selected for such offering by the Initiating Holder;
provided, however, that such managing underwriter shall be acceptable to the
Company in its reasonable judgment. If the managing underwriter advises the
Company that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, the
Holders shall be permitted to include all Registrable Securities to be registered thereby; and (ii) second, the Company and any other shareholder exercising piggyback registration rights shall be allowed to include such amount of Ordinary Shares as the managing underwriter deems appropriate; provided, however, that, the amount of Ordinary Shares to be sold by the Company and any other shareholders under clause (ii) and intended to be included in such offering shall be reduced in its entirety prior to any reduction of the number of the Holders' Registrable Securities.

          (e) The Holders shall have the right to withdraw their Registrable
Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, they may only do so after the initial filing thereof during the time period and on terms deemed appropriate by the underwriters for such underwritten offering.

          (f) Notwithstanding anything to the contrary in Section 4(a) but subject to Section 8, the Company shall not be obligated to file a Registration
Statement with respect to a Form F-3 Registration within a period of one hundred and eighty (180) days following the effective date of a previous registration.

                                        6

          (g) Notwithstanding anything to the contrary set forth in Section 4, the Company shall not be obligated to file a Registration Statement with respect to more than three (3) F-3 Registrations under Section 4.

     5. Blockage Periods. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to file any Registration Statement under
Section 2 or Section 4, and shall be permitted to suspend its use, at any time that the Company's Board of Directors determines in good faith, as certified to the Holders in writing by the Company's President or Chief Executive Officer,
that the filing or use of such a Registration Statement would be significantly detrimental to the Company. The Company may decline to file, or may suspend the use of, any Registration Statement for this reason only once in any twelve (12)
month period and only for a maximum period of one hundred and twenty (120) days at any one time.

     5A. Right to Delay Demand Registration. If, at any time when a Demand is received by the Company, (i) the Company has undertaken to prepare a registration statement which is intended to be filed within one hundred and twenty (120) days from the date the Demand was received, or (ii) the Company's
Board of Directors determines in good faith, as certified to the Holders in writing by the Company's President or Chief Executive Officer, that the filing or use of such a Registration Statement in response to such Demand Registration either (A) would require the Company to make a public disclosure of information which would have a material adverse effect upon the Company or would be significantly disadvantageous to the Company or its shareholders or (B) could interfere with, or would require the Company to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or its subsidiaries, then the
Company may, at its sole option, cause the registration requested pursuant to the Demand to be delayed for a period not in excess of one hundred and twenty
(120) days from the effective date of the registration statement which the
Company is preparing or from the date such Demand was received (such right to delay a request pursuant to clause (ii) if this Section 5A may be exercised by the Company not more than twice in any calendar year).

     6. Restrictions on Public Sale by the Holders of Registrable Securities. If
requested by the managing underwriter(s) of an underwritten public offering, the
Holders will not effect any public sale or distribution of securities of the same class (or securities exchangeable or exercisable for or convertible into securities of the same class) as the securities included in such offering
(including, but not limited to, a sale pursuant to Rule 144 of the Securities
Act) during the 10 day period prior to and the one hundred and eighty (180) day period beginning on the effective date of, such offering (the "Lock-up Period").
Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the
Lock-up Period the Company issues an earnings release or material news of a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the seventeen (17) day period beginning on the last day of the Lock-up
Period, then the Lock-up Period shall continue to

                                        7

apply until the expiration of the seventeen (17) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     7. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 2 and 3 hereof, the Company will use its commercially reasonable best efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the
Company will act as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement to become effective and with respect to a registration, pursuant to Section 2 only, shall before filing any
Registration Statement or any amendments or supplements thereto, furnish to the
Holders and its counsel, copies of all such documents proposed to be filed at least five (5) days prior thereto;

          (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such
Registration Statement;

          (c) promptly notify the Holders of Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the
Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the
Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the
Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the occurrence of any event which makes any statement made in the
Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration
Statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading and true in the light of the circumstances then existing;

          (d) furnish to the Holders, without charge, at least one (1) signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (e) deliver to the Holders, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the prospectus (including each preliminary

                                        8

prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as the Holders may reasonably request, all in full conformity with the Securities Act; the Company consents to the use of the prospectus or any amendment or supplement thereto by the Holders in connection with the offer and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

          (f) prior to any offering of Registrable Securities covered by a
Registration Statement, use its reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities laws or blue sky laws of such jurisdictions as the Holders reasonably requests, and use its commercially reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or take steps necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders, provided that under no circumstances shall the Company be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (g) cooperate with the Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or as the Holders may request;

          (h) upon the occurrence of any event contemplated by Section 7(c)(v)
above, will use its reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

          (j) use its commercially reasonable best efforts to cause all
Registrable Securities covered by each Registration Statement to be admitted to trading on The Nasdaq Global Market, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such
Registration Statement;

          (k) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter(s) of such offering, in usual and customary form as approved by the
Company's Audit Committee and

                                        9

Board of Directors, and actively participate in the marketing efforts in cooperation with the managing underwriter(s). Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

          (l) furnish, at the request of the Holders requesting registration of
Registrable Securities, on the date that Registrable Securities are delivered to an underwriter for sale in connection with an underwritten registration, or, in connection with any other registration, on the date that the registration statement with respect to such registration becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for die purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the
Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of
Registrable Securities, subject to the Holders providing information reasonably requested by such independent certified public accountants to comply with the rules governing delivery of such letters.

          The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(c)(v) hereof, the
Holders will forthwith discontinue disposition of Registrable Securities under the prospectus related to the applicable Registration Statement until the
Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(i) hereof, or until they are advised in writing by the
Company that the use of the prospectus may be resumed. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 7 with respect to the Registrable Securities of the Holders that the
Holders shall furnish to the Company such information regarding itself and the
Registrable Securities held by it as shall be required by the Securities Act to effect the registration of the Holders' Registrable Securities.

     8. Registration Expenses. All expenses incident to any registration to be effected hereunder (whether or not the Registration Statement is filed or declared effective) and incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities
Dealers, Inc., stock exchange and qualification fees, fees and disbursements of the Company's counsel and of independent certified public accountants of the
Company (including the expenses of any special audit required by or incident to such performance but excluding any Holders' legal fees unless the Holders shall use the same counsel as the Company), expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the
Registrable Securities), all such expenses being herein called "REGISTRATION
EXPENSES", will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and

                                       10

expenses of any person retained by the Company.

Notwithstanding the foregoing, the Company will not be obligated to pay
Registration Expenses for more than one Demand Registration effected pursuant to Section 2 of this Agreement. Registration Expenses incurred in connection with Registration Statements requested under Section 2 that are not filed or declared effective by the SEC will be paid by the Company and will not count against such limit; provided, however, if such Registration Statement not being filed or declared effective is the result of the actions of the Holders, then the Holders shall bear the Registration Expenses of such Demand Registration in which case such registration shall not be counted as a Demand Registration under
Section 2. In the event that the Holders bear the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with any Demand Registration requested under Section 2, such Registration
Expenses shall be apportioned among the holders whose Ordinary Shares are then being registered, on the basis of the respective amounts (by number of Ordinary
Shares) then being registered by them or on their behalf.

     9. Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "DAMAGES") to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration
Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii)
any violation by the Company of the Securities Act, the Exchange Act or any
state securities or blue sky laws in connection with the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, all provided that the Company will not be liable to such Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (x)
based upon written information furnished to the Company by such Holder expressly for the inclusion in such Registration Statement, (y) made in any preliminary prospectus if such Holder failed to deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the party asserting the claim underlying such Damages and such prospectus would have corrected such untrue statement or omission and (z) made in any prospectus if such untrue statement or omission was corrected in an amendment or supplement to such prospectus and such Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable

                                       11

Securities to the party asserting the claim underlying such Damages; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company.

          (b) Indemnification by a Holder of Registrable Securities. If
Registrable Securities are sold under a prospectus which is a part of a
Registration Statement, each Holder agrees to indemnify and hold harmless the
Company, its directors and each officer who signed such Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act) and any underwriter of the Company, under the same circumstances as the foregoing indemnity from the Company to such Holder to the extent that such Damages or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact that was made in the Registration Statement, prospectus or preliminary prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein, provided that, in the case of an alleged untrue statement or omission (unless it is ultimately determined that such alleged untrue statement is actually untrue), the Holder shall not have any indemnification obligation unless such allegation is the sole basis of the claim, provided further that in no event shall the aggregate liability of such Holder exceed the amount of the gross proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company and such Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (1) the indemnifying party has agreed to pay such fees or expenses, (2) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (3)
in the reasonable judgment of such person and the indemnifying party, based upon the advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).

                                       12

No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 9(c), the terms "indemnifying party",
"indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors and control persons as set forth above) on the one hand, and each Holder (and its officers, directors and control persons as set forth above) on the other hand, as applicable.

          (d) Contribution. If the indemnification provided for in this Section
9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, each Holder shall not be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 9(b)
hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 9 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (f) Survival. The indemnity and contribution agreements contained in this Section 9 shall remain in full force and effect, regardless of any investigation made by or on behalf of a Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by
Holder.

                                       13

     10. Preparation; Reasonable Investigation. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

          (a) the Company shall, with respect to a Registration Statement filed by the Company, give the Holders, the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports incorporated therein by reference and lawfully and properly filed with the SEC) and each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

          (b) the Company shall give the Holders, their underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holders or such underwriters, to conduct a reasonable investigation within the meaning of
Section ll(b)(3) of the Securities Act.

     11. Rule 144. At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Holders may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the
Securities Act), all to the extent required from time to time to enable the
Holders to sell Registrable Securities without registration under the Securities
Act within the limitation of the conditions provided by (i) Rule 144 under the
Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or
(iii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holders, the Company will deliver to such holders a written statement verifying that it has complied with such information requirements.

     12. Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable
Securities held by it, and the intended method of disposition of such securities as shall be requested by the Company and required to effect the registration of such Holder's Registrable Securities.

     13. Assignment of Rights. A Holder may assign its rights under the
Agreement to its Permitted Transferees or to a lawful permitted transferee of no less than 250,000 Registrable Securities of such Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) provided that each transferee has executed this Agreement and agreed to be bound by the terms hereof.

                                       14

     14. [Reserved]

     15. Notices. All notices required or permitted under the terms of this
Agreement shall be delivered in the manner called for in the SPA.

     16. Successors and Assigns. Subject to Section 13, this Agreement shall inure to the benefit of, and be binding upon the successors and permitted assigns of the Holders. This Agreement shall inure to the benefit of and be binding upon the Company and any corporation resulting from any merger or consolidation of the Company with or into such corporation (in which the Company is not the surviving corporation) or any corporation whose securities are issued in exchange for Ordinary Shares.

     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede and preempt any prior understandings, agreements or representations, written or oral, by or among the parties hereto with respect to the subject matter hereof.

     19. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party or its right to exercise any such or other right, power or remedy or to demand such compliance.

     20. Headings. The Section headings in this Agreement are for convenience of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretations of this Agreement.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     22. Amendment. Any provision of this Agreement may be amended, waived or modified only by a writing signed by the Company and Holders of a majority of the Registrable Securities.

     23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel; provided, however, that all matters relating to registration shall be interpreted in accordance with the federal securities laws of the

                                       15

United States. Any dispute arising under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel Aviv, Israel.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the day and year first above written.

SCOPE METALS TRADING & TECHNICAL        FIMSCO, LIMITED PARTNERSHIP
SERVICES LIMITED

By: /s/ Shiloh Shmuel                   By: /s/ Yarom Oren, General Partner
    ---------------------------------       ------------------------------------
Name: SHILOH SHMUEL                     Name YAROM OREN
Title: C.E.O                            Title  Director

    /s/ Gil Haver
    ---------------------------------
    C.F.O

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